Exhibit 99.1

B&G Foods Issues Notice of Full Redemption of Remaining
5.25% Senior Notes due 2025

Parsippany, N.J., September 9, 2024—B&G Foods, Inc. (NYSE: BGS), announced today that it has issued a notice of redemption for all $265,392,000 remaining aggregate principal amount of its outstanding 5.25% senior notes due 2025 at a cash redemption price of 100.0% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on such amount, to, but excluding, the redemption date of October 9, 2024. B&G Foods plans to fund the redemption with revolving loans under its existing credit facility together with cash on hand.

Interest on the redeemed notes will cease to accrue on and after October 9, 2024. The only remaining right of the holders of the redeemed notes will be to receive payment of the redemption price (together with the accrued and unpaid interest on such amount).

A notice of redemption will be sent by The Bank of New York Mellon Trust Company, N.A., the trustee for the notes, to the registered holders of the notes. Copies of the notice of redemption and additional information relating to the procedure for redemption may be obtained from The Bank of New York Mellon Trust Company at 1.800.254.2826.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact, including, without limitation, statements about the planned funding and completion of the redemption, constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: B&G Foods’ substantial leverage; the effects of rising costs for and/or decreases in the supply of commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; B&G Foods’ ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for B&G Foods’ products and local economic and market conditions; B&G Foods’ continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of B&G Foods and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, such as the COVID-19 pandemic, may have on B&G Foods’ business, including among other things, B&G Foods’ supply chain, manufacturing operations or workforce and customer and consumer demand for B&G Foods’ products; B&G Foods’ ability to recruit and retain senior management and a highly skilled and diverse workforce at B&G Foods’ corporate offices, manufacturing facilities and other locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the expansion of B&G Foods’ business; B&G Foods’ possible inability to identify new acquisitions or to integrate recent or future acquisitions or B&G Foods’ failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; B&G Foods’ ability to successfully complete the integration of recent or future acquisitions into B&G Foods’ enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, U.S. Tax Cuts and Jobs Act; and the U.S. CARES Act, the Inflation Reduction Act, and future tax reform or legislation; B&G Foods’ ability to access the credit markets and B&G Foods’ borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of B&G Foods’ competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on B&G Foods’ international procurement, sales and operations; future impairments of B&G Foods’ goodwill and intangible assets; B&G Foods’ ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; B&G Foods’ ability to successfully implement B&G Foods’ sustainability initiatives and achieve B&G Foods’ sustainability goals, and changes to environmental laws and regulations; and other factors that affect the food industry generally, including recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of B&G Foods’ customers’ inventories and credit and other business risks related to B&G Foods’ customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of B&G Foods’ third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt B&G Foods’ supply of raw materials or certain finished goods products or injure B&G Foods’ reputation. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in B&G Foods’ most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Anna Kate Heller bgfoodsIR@icrinc.com	Media Relations: ICR, Inc. Matt Lindberg 203.682.8214